UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 12, 2020
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 12, 2020 the Compensation Committee of the Board of Directors of S&T Bancorp, Inc. (S&T) granted 43,696 shares of restricted stock to David G. Antolik, S&T’s President and Chief Lending Officer and 19,057 shares of restricted stock to Mark Kochvar, S&T’s Senior Executive Vice President and Chief Financial Officer, (the “Awards”), pursuant to the S&T Bancorp, Inc. 2014 Incentive Plan. Pursuant to the restricted stock award agreements (the “Award Agreements”), the common stock covered by the Awards will vest 33% on October 12, 2021, 33% on October 12, 2022, and 34% on October 12, 2023.

Under the terms of the Award Agreements, if Mr. Antolik or Mr. Kochvar terminates his employment from S&T due to death or disability prior to a vesting date, the Awards will vest on a pro-rata basis based upon the total number of full months worked since the most recent vesting date (or, if no vesting date has occurred, the grant date) divided by 12. In addition, if S&T terminates the employment of the Mr. Antolik or Mr. Kochvar not for Cause (as defined in the Award Agreements) prior to full vesting of any shares covered by the Awards, the remaining shares will vest in full. Other than as discussed above, as of the effective date of termination the Awards, to the extent not previously vested, will be forfeited. Additionally, Mr. Antolik and Mr. Kochvar agree to abide by the restrictive covenants contained in the Severance Agreements (defined and described below) as though such covenants were contained in the Award Agreements.

S&T also entered into Confidentiality, Trade Secrets, Non-Solicitation and Severance Agreement with each of Mr. Antolik and Mr. Kochvar (the “Severance Agreements”). Under the Severance Agreements, if Mr. Antolik’s or Mr. Kochvar’s employment is terminated without Cause (as defined in the Severance Agreements) he will be entitled to one year of pay at his last base salary paid in accordance with S&T’s regular payroll practices over twelve (12) months commencing on the first regular payroll date following termination of employment and will also be eligible to receive paid COBRA benefits for twelve (12) months (collectively referred to as “Severance”). The Severance Agreements provide that in the event of a termination with Cause, the restrictive covenants discussed below will remain in full force and effect without him being entitled to Severance. Furthermore, if he resigns his employment, he will not be entitled to any Severance.

Additionally, under the Severance Agreements, Mr. Antolik and Mr. Kochvar each has agreed to the following restrictive covenants: (i) during the period of employment and continuing thereafter indefinitely, maintain the confidentiality of S&T’s confidential; (ii) following the termination employment and continuing for a period of one (1) year refrain from doing any business with and/or soliciting any customer(s) of S&T; and (iii) during the period of employment and continuing for a period of one (1) year not to directly or indirectly hire, solicit, employ, or knowingly permit any enterprise or business where he owns or becomes employed to employ any person who was employed by S&T at any time during the two (2) year period preceding his termination of employment with S&T.

The foregoing summary description of the Award Agreements is qualified in its entirety by reference to the terms of the Award Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summary description of the Severance Agreements is qualified in its entirety by reference to the terms of the Severance Agreements, copies of which are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Award Agreement David G. Antolik
10.2	Restricted Stock Award Agreement Mark Kochvar
10.3	Confidentiality, Trade Secrets, Non-Solicitation and Severance Agreement, David G. Antolik
10.4	Confidentiality, Trade Secrets, Non-Solicitation and Severance Agreement, Mark Kochvar
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
October 16, 2020	Mark Kochvar Senior Executive Vice President, Chief Financial Officer